UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2009
FEDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15829	62-1721435

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 818-7500
FEDERAL EXPRESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-7806	71-0427007

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3610 Hacks Cross Road, Memphis, Tennessee	38125

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 369-3600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS.
Item 1.01. Entry into a Material Definitive Agreement.
On July 22, 2009, FedEx Corporation (“FedEx”), as borrower, entered into a $1 billion three-year credit agreement (the “New Credit Agreement”) with a syndicate of banks and other financial institutions (the “Lenders”), including JPMorgan Chase Bank, N.A., individually and as administrative agent, Bank of America, N.A., individually and as syndication agent, The Bank of Nova Scotia, Regions Bank, and Wells Fargo Bank, N.A., each individually and as a co-documentation agent. The syndicate of Lenders was arranged by J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners.
The New Credit Agreement replaced the $1 billion Five-Year Credit Agreement dated as of July 20, 2005, among FedEx, JPMorgan Chase Bank, N.A., individually and as administrative agent, and certain lenders (the “Terminated Agreement”). The Terminated Agreement was terminated effective July 22, 2009.
The New Credit Agreement provides the terms under which the Lenders will make available to FedEx an unsecured revolving credit facility in an aggregate amount of up to $1 billion. Borrowings under the New Credit Agreement may be used for FedEx’s general corporate purposes, including backing our commercial paper program and acquisitions. As of July 28, 2009, FedEx had not made any borrowings under the New Credit Agreement.
The Lenders’ commitments under the New Credit Agreement will terminate on July 23, 2012 (the “Maturity Date”), unless terminated earlier by FedEx or by the administrative agent upon an event of default. FedEx’s obligations under the New Credit Agreement are guaranteed by the same FedEx subsidiaries that guarantee FedEx’s outstanding public debt securities.
Loans under the New Credit Agreement will bear interest at a rate per year generally equal to, at FedEx’s election, either:
•	the highest of (a) the administrative agent’s announced prime rate, (b) the federal funds effective rate plus 0.5% and (c) the adjusted London Interbank Offered Rate (“LIBO Rate”) for a one-month interest period plus 1.0%, plus the applicable rate for such loans (“ABR Loans”); or
•	the LIBO Rate for the selected interest period, plus the applicable rate for such loans.
The applicable rate for loans under the New Credit Agreement will be based upon the credit default swap spread (less 1.0% in the case of ABR Loans) applicable to FedEx’s senior unsecured long-term debt interpolated to the Maturity Date, as reported and interpolated by Markit Group Limited, subject to applicable minimum and maximum margins. The applicable minimum and maximum margins will vary depending upon FedEx’s senior unsecured long-term debt ratings. For example, based upon FedEx’s current ratings of BBB (Standard & Poor’s) and Baa2 (Moody’s Investors Service), the applicable minimum and maximum margins would be 2.0% and 4.0% (less 1.0% in each case for ABR Loans), respectively.

FedEx will also pay commitment fees on the undrawn amount of the commitment of each Lender. The applicable commitment fees will vary depending upon FedEx’s senior unsecured long-term debt ratings. Based upon FedEx’s current ratings, the applicable commitment fee rate is 0.5% per year on undrawn commitments.
Consistent with the Terminated Agreement, the New Credit Agreement contains customary affirmative and negative covenants, including a maximum leverage ratio of 70%, as well as customary events of default.
Certain of the Lenders, as well as certain of the lenders under the Terminated Agreement, and their affiliates engage in transactions with, and perform services for, FedEx and its affiliates in the ordinary course of business and have engaged, and may in the future engage, in other commercial banking transactions and investment banking, financial advisory and other financial services transactions with FedEx and its affiliates.
The foregoing description of the New Credit Agreement is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
The information set forth above under Item 1.01 regarding the Terminated Agreement is hereby incorporated by reference into this Item 1.02.
SECTION 2. FINANCIAL INFORMATION.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

99.1	Three-Year Credit Agreement dated as of July 22, 2009 among FedEx Corporation, JPMorgan Chase Bank, N.A., individually and as administrative agent, and certain lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

FedEx Corporation
Date: July 28, 2009	By:	/s/ HERBERT C. NAPPIER
Herbert C. Nappier
Staff Vice President and Corporate Controller

Federal Express Corporation
Date: July 28, 2009	By:	/s/ J. RICK BATEMAN
J. Rick Bateman
Vice President and Worldwide Controller

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Three-Year Credit Agreement dated as of July 22, 2009 among FedEx Corporation, JPMorgan Chase Bank, N.A., individually and as administrative agent, and certain lenders.

E-1